UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2013

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1330
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2013, Hilltop Holdings Inc. (the “Company”) entered into a First Supplemental Indenture (the “First Supplemental Indenture”) with HTH Operating Partnership LP, a wholly owned subsidiary of the Company, as issuer (the “Issuer”), and U.S. Bank National Association, as trustee (the “Trustee”), which supplemented the Indenture, dated as of August 9, 2005, by and among the Issuer and the Trustee (the “Indenture”). The Issuer previously issued $96.6 million aggregate principal amount of its 7 ½% Senior Exchangeable Notes due 2025 (the “Notes”) under the Indenture, of which $90.9 million were outstanding as of October 15, 2013, including $6.9 million aggregate principal amount held by the Company’s insurance company subsidiaries.  The Notes are exchangeable pursuant to their terms into shares of the Company’s common stock at the rate of 73.95 shares per $1,000 principal amount of the Notes.  Pursuant to the First Supplemental Indenture, the Company guaranteed the obligations of the Issuer under the Indenture and the Notes.

The foregoing description of the First Supplemental Indenture is not complete and is qualified in its entirety by the full text of the First Supplemental Indenture, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Items 1.01 and 2.04 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03. A copy of the Indenture is filed as Exhibit 4.7.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and is incorporated by reference herein.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation.

On October 15, 2013, the Issuer notified the holders of the Notes that the Issuer was calling all outstanding Notes, with an aggregate principal amount of $90.9 million, for redemption with a redemption date of November 14, 2013 (the “Redemption Date”).  The Issuer elected to call the Notes for redemption pursuant to the optional redemption provision of the Indenture, which permits the Issuer to redeem all or a portion of the Notes at a redemption price equal to the principal amount of the Notes plus accrued and unpaid interest, if any, on the Notes redeemed to, but not including, the Redemption Date, if the closing price of the Company’s common stock exceeded $17.58 for at least 20 trading days in any consecutive 30-trading day period.

At any time prior to the close of business on November 13, 2013, holders of the Notes may exchange the Notes into shares of common stock of the Company at the rate of 73.95 shares per $1,000 principal amount of the Notes (or approximately $13.52 per share).

In lieu of delivery of common stock of the Company upon the exercise of a holder of its exchange right, the Issuer may elect to pay such holder of Notes an amount in cash (or a combination of Company common stock and cash) in respect of all or a portion of such holder’s Notes equal to the closing price of the Company’s common stock for the five consecutive trading days commencing on and including the third business day following the exercise of such exchange right.

Section 8 — Other Events

Item 8.01 Other Events.

On October 16, 2013, the Company issued a press release relating to the redemption of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description of Exhibit
10.1	First Supplemental Indenture, dated October 15, 2013, by and among HTH Operating Partnership LP, as issuer, Hilltop Holdings Inc., as guarantor, and U.S. Bank National Association, as trustee.
99.1	Press Release, dated October 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLTOP HOLDINGS INC.,
a Maryland corporation

Date: October 17, 2013	By:	/s/ COREY G. PRESTIDGE
	Name:	Corey G. Prestidge
	Title:	General Counsel & Secretary

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	First Supplemental Indenture, dated October 15, 2013, by and among HTH Operating Partnership LP, as issuer, Hilltop Holdings Inc., as guarantor, and U.S. Bank National Association, as trustee.
99.1	Press Release, dated October 16, 2013.